UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 5, 2017

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 5, 2017, Installed Building Products, Inc. (the “Company”) consummated its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of (i) Trilok Industries, Inc. (“Trilok”), (ii) Alpha Insulation & Waterproofing, Inc. (“Alpha”), and (iii) Alpha Insulation & Waterproofing Company (“Alpha Company” and together with Trilok and Alpha, the “Alpha Companies”). The Company acquired the Alpha Companies from entities affiliated with Vikas Verma and Henry Schmueckle pursuant to a Share Purchase Agreement (the “Purchase Agreement”), dated October 29, 2016, among (i) EMPER Holdings, LLC, an indirect wholly owned subsidiary of the Company (the “Purchaser”), (ii) each of PREEM Holdings I, LLC and PREEM Holdings II, LLC, (iii) each of Vikas Verma and Henry Schmueckle, (iv) Vikas Verma in his capacity as the Equityholders’ representative and (v) the Company.

Founded in 1982, the Alpha Companies are headquartered in Atlanta, Georgia and serve commercial customers through an expanding network of nine branch locations located in Georgia, Florida, Texas, Tennessee and North Carolina. The Alpha Companies’ products include waterproofing, insulation, fireproofing and fire stopping. The Alpha Companies service large, long-lead time commercial projects including office buildings, airports, sports complexes, museums, hospitals, hotels and educational facilities.

The aggregate consideration for the Acquisition was $92,120,000 (the “Purchase Price”). The Company paid $9,212,000 of the Purchase Price on behalf of the Purchaser by issuing 282,577 shares of its common stock. Of the remaining amount, the Purchaser paid $81,908,000 in cash (the “Cash Consideration”) and retained $1,000,000 (the “Holdback Amount”) to hold in escrow for customary adjustments for cash and net working capital. The Purchaser expects to transfer the Holdback Amount, as adjusted in accordance with the Purchase Agreement, promptly following the completion of the customary adjustments. The Purchaser also paid in full certain indebtedness of the Alpha Companies. The amount of indebtedness paid by the Purchaser did not exceed $350,000.

The Purchaser may also be required to pay an additional amount in cash as earnout consideration. The earnout payment will be equal to three times the amount, if any, by which the total EBITDA for the Alpha Companies’ fiscal year ended December 31, 2016 exceeds $15,655,477.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 3, 2017, the Company drew down $92,500,000 from its Delayed Draw Term Loan (“DDTL”), which is a part of its senior secured credit facility provided by a Credit and Security Agreement dated February 29, 2016, and contributed a portion of such amount to the Purchaser to fund a portion of the Cash Consideration. Following the draw down, the Company had approximately $105,000,000 outstanding under its DDTL.

A summary of the material terms of the DDTL and the Credit and Security Agreement is included in the Company’s Form 8-K filed on March 1, 2016 and such summary is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On January 5, 2017, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The financial statements of the Alpha Companies will be filed by amendment to this Form 8-K within 71 days after the date hereof.

(b) Pro forma financial information.

The unaudited pro forma financial information with respect to the acquisition of the Alpha Companies will be filed by amendment to this Form 8-K within 71 days after the date hereof.

(d) Exhibits

2.1	Share Purchase Agreement, dated as of October 29, 2016, among EMPER Holdings, LLC; PREEM Holdings I, LLC; PREEM Holdings II, LLC; Vikas Verma; Henry Schmueckle; Vikas Verma in his capacity as the equityholders’ representative; and Installed Building Products, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on October 31, 2016).†

99.1	Press Release, dated January 5, 2017.

†	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: January 5, 2017	By:	/s/ Michael T. Miller
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of October 29, 2016, among EMPER Holdings, LLC; PREEM Holdings I, LLC; PREEM Holdings II, LLC; Vikas Verma; Henry Schmueckle; Vikas Verma in his capacity as the equityholders’ representative; and Installed Building Products, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on October 31, 2016).†

99.1	Press Release, dated January 5, 2017.

†	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.